                                                     REGISTRATION NO.333-
================================================================================
    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 12, 2004

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              NGAS RESOURCES, INC.
           (Exact name of the registrant as specified in its charter)

        BRITISH COLUMBIA                                NOT APPLICABLE
  (State or other jurisdiction of          (I.R.S. employer identification no.)
   incorporation or organization)

                                                WILLIAM S. DAUGHERTY
   120 PROSPEROUS PLACE, SUITE 201               NGAS RESOURCES, INC.
      LEXINGTON, KY 40509-1844            120 PROSPEROUS PLACE, SUITE 201
            (859)263-3948                       LEXINGTON, KY 40509-1844
                                                    (859)263-3948

(Address, including zip code, and       (Name, address,including zip code,
   telephone number, including          and telephone number, including area
   area code, of Registrant=s               code, of agent for service)
   principal executive offices)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  FROM TIME TO TIME FOLLOWING THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

     Title of Each              Amount       Proposed Maximum    Proposed Maximum       Amount of
  Class of Securities           to be         Offering Price         Aggregate        Registration
   to be Registered          Registered(1)     Per Share(2)      Offering Price(2)       Fee(3)
-----------------------      -------------   -----------------   -----------------    ------------
Common stock, no par value     3,000,487          $5.25             $15,752,556         $1,995.85

      (1) Represents (i) 1,016,667 shares issuable upon conversion of a convertible note, (ii) up to 483,700 shares issuable upon the exercise of warrants and (iii) up to 1,500,120 additional shares that may otherwise become issuable on repayment of the note or as a result of anti-dilution adjustments for stock splits, stock dividends, dilutive issuances or similar events specified in the note and warrants, which additional shares are included herein pursuant to Rule 416 under the Securities Act.

      (2) Estimated solely for the purpose of calculating the amount of the registration fee and, pursuant to Rule 457(f), based on the average of the high and low sale prices of the Common Stock, as reported on the Nasdaq Small Cap Market on October 5, 2004.

      (3) Paid herewith.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                  SUBJECT TO COMPLETION, DATED OCTOBER 12, 2004

PROSPECTUS

                                3,000,487 SHARES

                              NGAS RESOURCES, INC.

                                  COMMON STOCK

      This Prospectus covers a total aggregate of up to 3,000,487 shares (the "Shares") of common stock, no par value ("Common Stock"), of NGAS Resources, Inc. (the "Company") that may be offered from time to time by holders (the "Selling Stockholders") of the Company's 7% convertible note due October 4, 2009 (the "Note") and related Common Stock purchase warrants (the "Warrants") upon conversion of the Note and exercise of the Warrants. The Shares may be offered in open market transactions, negotiated transactions and principal transactions or by a combination of these methods of sale. See "Plan of Distribution."

      Of the total Shares, 1,016,667 are issuable upon conversion or redemption of the Note, 483,700 are issuable upon exercise of the Warrants and up to 1,500,120 may otherwise become issuable upon repayment of the Note or as a result of adjustments to the conversion price of the Note and exercise price of the Warrants under provisions of the Note and Warrants intended to prevent dilution issuances of dilutive securities. The number of Shares issuable upon conversion or repayment of the Note and upon exercise of the Warrants is also subject to adjustment to prevent dilution from stock splits, stock dividends or similar transactions, as specified in the Note and Warrants, and any additional shares of Common Stock issuable as a result of those transactions are included in this Prospectus pursuant to Rule 416 under the Securities Act. The agreements covering the Note financing (the "Transaction Agreements") granted certain registration rights to the Selling Stockholders. See "Selling Stockholders."

      None of the proceeds from the sale of the Shares by the Selling Stockholders will be received by the Company. The Company has agreed to bear all expenses in connection with the registration and sale of the Shares, other than underwriting discounts and selling commissions. The Company has also agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

      On October 8, 2004, the last reported sale price of the Common Stock on the Nasdaq Small Cap Market was $5.65. The Common Stock is traded in the Nasdaq Small Cap Market under the symbol "NGAS."

      SEE "RISK FACTORS" BEGINNING ON PAGE 2 TO READ ABOUT CERTAIN FACTORS THAT SHOULD BE CONSIDERED BEFORE BUYING SHARES OF COMMON STOCK.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

_________, 2004

                                TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
Where You Can Find Financial Information...............................   1
Summary Information....................................................   1
Rick Factors...........................................................   2
Forward Looking Statements.............................................   4
Use of Proceeds........................................................   4
Description of Securities..............................................   5
Selling Stockholders...................................................   5
Plan of Distribution...................................................   7
Expects................................................................   8
Legal Matters..........................................................   9
Incorporation of Certain Documents by Reference........................   9

                         WHERE YOU CAN FIND INFORMATION

      NGAS Resources, Inc., a British Columbia corporation (the "Company"), is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with those requirements, the Company files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). The Company's reports and other information may be inspected at the Commission's public reference facilities at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of those materials can also be obtained from the Commission's public reference facility at prescribed rates. The materials are also be accessed on the website maintained by the Commission at www.sec.gov.

      The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth or incorporated by reference in the Registration Statement. Copies of the Registration Statement and its exhibits are on file at the offices of the Commission and may be obtained upon payment of the prescribed fee or may be examined without charge at the Commission's public reference facility in Washington, D.C. or copied without charge from its website.

      THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A PROSPECTUS IS DELIVERED, UPON REQUEST, A COPY OF THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS (EXCLUDING ANY EXHIBITS). SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, NGAS RESOURCES, INC., 120 PROSPEROUS PLACE, SUITE 201, LEXINGTON, KENTUCKY 40509 OR BY TELEPHONE AT (859) 263-3948.

      This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer in that jurisdiction. No person has been authorized to give any information or to make any representations, other than as contained in this Prospectus, in connection with the offer contained in this Prospectus and, if given or made, the information or representation must not be relied upon. Neither delivery of this Prospectus nor any sale made pursuant hereto shall, under any circumstances, create any implication that there has been no change in the information set forth herein.

                               SUMMARY INFORMATION

      The following material is qualified in its entirety by the more detailed information and financial statements appearing in the Company's periodic reports incorporated herein by reference.

GENERAL

      We are an independent energy and natural resources company focused on natural gas development and production in the Appalachian Basin, primarily in eastern Kentucky. Through our wholly owned subsidiary, Daugherty Petroleum, Inc. ("DPI"), and DPI's interests in sponsored drilling partnerships (the "Drilling Programs"), we actively acquire and develop natural gas interests in our core operating areas. DPI also constructs and maintains gas gathering systems for our wells, owns inactive gold and silver prospects in Alaska and operates natural gas distribution facilities in Kentucky through a wholly owned subsidiary. Another DPI subsidiary coordinates our private placement financings. We are incorporated in British Columbia, and our principal and administrative offices are located at 120 Prosperous Place, Suite 201, Lexington, Kentucky 40509. Our common stock is traded on the Nasdaq SmallCap Market under the symbol "NGAS," and we maintain a website with information about us at www.ngas.com.

      We commenced oil and gas operations in 1993 with the acquisition of DPI and have sponsored 26 separate Drilling Programs through the date of this Prospectus. Unless otherwise indicated, references in this Prospectus to the Company and to "we," "our" or "us" include the Company as well as our subsidiaries and interests in Drilling Programs.

STRATEGY

      Our primary financial objective is capital appreciation through growth in production, reserves and cash flow. Our strategy is to continue expanding our natural gas reserves, production and distribution facilities in our core geographic areas. To implement this strategy, we emphasize the following objectives:

      - Expand drilling operations. We intend to continue developing our natural gas properties through our interests in sponsored Drilling Programs. We generally maintain interests ranging from 25.75% to 66.67% in the Drilling Programs as both an investor and manager.

      - Acquire additional producing properties. Our acquisition efforts are focused on natural gas properties that help build predictable, long-lived oil and gas reserves in geographic areas where we have established operations and expertise.

      - Disciplined drilling. We concentrate on drilling natural gas wells on our core prospects to relatively shallow total depths, generally encountering five distinct and predictable pay zones, with a view to reducing the risk levels associated with natural gas drilling and production.

      - Extension of gas gathering systems. We construct and operate gas gathering facilities to provide compression, connection and local distribution capabilities for most of our wells, providing us with access to major new natural gas markets and providing competitive advantages in acquiring and developing nearby acreage, as well as generating gas transmission and compression revenues.

      - Reduce drilling and production costs. By managing Drilling Programs for the Company and other investors, we generally control drilling and production operations. This structure enables us to share administrative, overhead and operating costs with our partners while providing efficiencies that help reduce drilling and production costs for both.

                                  RISK FACTORS

      An investment in the Company involves many risks. The following factors and the other information contained or incorporated in this Prospectus should be carefully considered before making an investment decision.

REVENUE FROM OUR OIL AND GAS OPERATIONS OFTEN DEPENDS ON FACTORS BEYOND OUR CONTROL

      The profitability of our oil and gas operations depends upon various factors, many of which are beyond our control, including:

      - Natural gas and crude oil prices, which are subject to substantial fluctuations as a result of variations in supply and demand as well as seasonality and access to transportation facilities;

      - Future market, economic and regulatory factors, which may materially affect our sales of gas production; and

      - Business practices of our competitors in our oil and gas operating sector.

OUR CURRENT OIL AND GAS RESERVES MAY BE DEPLETED

      Unless we continue to acquire additional properties containing proven reserves and expand our reserves through successful exploration and development activities, our reserves will decline as they are produced. This, in turn, will reduce cash flow for future growth as well as the assets available to secure financing for capital expenditures.

SIGNIFICANT CAPITAL REQUIREMENTS MAKE US DEPENDENT ON THE CAPITAL MARKETS

      Our business involves significant ongoing capital requirements. The rate of production from oil and gas properties generally declines as reserves are depleted. Without the capital to fund ongoing development activities, our proved reserves would decline as oil and gas is produced from our proved developed reserves. Our long term performance and profitability is dependent not only on developing our existing oil and gas reserves, but also on our ability to find or acquire additional reserves on terms that are operationally advantageous and to finance reserve development on terms that are economically advantageous.

OUR FINANCIAL LEVERAGE CREATES REFINANCING RISKS

      Our outstanding convertible notes will mature from May 2007 through October 2009 unless previously redeemed by the Company or converted by the holders into our Common Stock. We will likely be dependent on additional financing to repay our outstanding long term debt at maturity. Our ability to refinance this debt will be subject to our future performance and prospects as well as market and general economic conditions beyond our control. There can be no assurance that we will be able to secure the necessary refinancing on acceptable terms.

OUR GOLD AND SILVER PROPERTIES ARE CURRENTLY DORMANT AND UNPROFITABLE

      Our gold and silver properties located in the Aleutian Chain southwest of Anchorage, Alaska are currently undeveloped, dormant and unprofitable. To retain our interests in the properties, we must expend funds each year to maintain the validity of our gold and silver exploration rights. We have no plans to develop these properties independently and instead are seeking either a joint venture partner to provide funds for additional exploration of the prospects or a buyer for the properties. Our ability to find a strategic partner or buyer will depend on the anticipated profitability of potential production activities as well as the price of gold and silver, which in turn is affected by factors such as inflation, interest rates, currency rates, geopolitical and other factors beyond our control. We have not derived any revenues from our gold and silver properties and may never be able to realize any production revenues or sale proceeds from the properties.

DIVIDENDS ARE NOT EXPECTED TO BE PAID ON OUR COMMON STOCK

      We have never paid cash dividends on our Common Stock. Our current policy is to retain future earnings to finance the acquisition and development of additional oil and gas reserves. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our operating results, financial condition, capital requirements, restrictions in debt instruments, general business conditions and other factors the board of directors deems relevant. If we issue any preferred stock, it will be eligible for dividends prior and in preference to shares of our Common Stock, when and if declared by the board of directors.

SHARES ELIGIBLE FOR FUTURE SALE MAY AFFECT THE MARKET PRICE OF OUR STOCK

      Sales of substantial amounts of our Common Stock in the public market following the completion of the offering described in this Prospectus could have a materially adverse effect on the market price of our Common Stock. As of September 30, 2004, there were 15,009,940 shares of our Common Stock issued and outstanding. If all our outstanding convertible notes are converted and all our outstanding stock options and warrants are exercised at their current conversion and exercise prices, there will be an additional 6,888,753 shares of our Common Stock outstanding, most of which will be eligible for public resale without restrictions. Sales of substantial amounts of our Common Stock in the public market, or the perception that substantial sales could occur, could adversely affect prevailing market prices of the Common Stock.

THE PRICE OF OUR COMMON STOCK MAY BE VOLATILE

      Our Common Stock is currently traded on the Nasdaq Small Cap Market. The Nasdaq Small Cap Market may not necessarily provide an active public market for the Common Stock. The market price of our Common Stock could be subject to significant volatility in response to variations in results of operations and other factors. In addition, the equity markets in general may experience wide price and volume fluctuations that may be unrelated and disproportionate to the operating performance of particular companies, and the trading price of our Common Stock could be affected by those fluctuations.

OUR COMMON STOCK COULD BE DELISTED FROM THE NASDAQ SMALL CAP MARKET

      Although our Common Stock is currently traded on the Nasdaq Small Cap Market, an active trading market may not be sustained. To remain eligible for trading on the Nasdaq Small Cap Market, companies must meet various requirements, including corporate governance standards, specified shareholders' equity and a market price above $1.00 per share. If our Common Stock were to be delisted, the shares would be quoted on the OTC Bulletin Board, but liquidity in the Common Stock would be impaired. Any delisting of our Common Stock would also be an event of default requiring us to redeem the Note. See "Selling Stockholders - Transaction Agreements."

                           FORWARD LOOKING STATEMENTS

      This Prospectus contains forward-looking statements, including statements regarding our ability to develop our oil and gas assets, to make and integrate acquisitions and to expand our reserve base. These forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties, many of which are beyond our control. Actual results could differ materially from these forward-looking statements as a result of, among other things:

      -     A decline in natural gas production or prices;

      -     Incorrect estimates of required capital expenditures;

      - Increases in the cost of drilling, completion and gas collection or other costs of production and operations;

      -     An inability to meet growth projections;

      -     Governmental regulations; and

      - Other risk factors noted in this Prospectus and the documents incorporated herein by reference.

      Generally, the use of words such as "believe," "may," "estimate, "plan," "anticipate," "intend," "expect" and similar expressions, as they relate to our business or our management, are intended to identify forward-looking statements. We believe that the expectations reflected in these forward-looking statements and the bases or assumptions underlying them are reasonable. However, in light of the risks and uncertainties of our business, the forward-looking expectations, plans, events and circumstances discussed or incorporated by reference in this Prospectus may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

                                 USE OF PROCEEDS

      The Shares offered hereby are being registered for the account of the Selling Stockholders. See "Selling Stockholders." All net proceeds from the sale of the Shares will go to the Selling Stockholder who offers and sells those Shares. The principal purpose of this Prospectus is to enable the Selling Stockholders to hold their Shares without the disadvantages associated with ownership of restricted securities under the Securities Act and, at the election of a Selling Stockholder, to effect an orderly disposition of its Shares from time to time. See "Plan of Distribution." The Company will not receive any part of the proceeds from sales of the Shares.

                            DESCRIPTION OF SECURITIES

GENERAL

      The Company is authorized to issue up to 100,000,000 shares of the Common Stock and 5,000,000 shares of its preferred stock, without par value ("Preferred Stock"). As of September 30, 2004, there were 15,009,940 shares of our Common Stock issued and outstanding and no shares of Preferred Stock outstanding.

COMMON STOCK

      Subject to the rights of holders of the Preferred Stock then outstanding, holders of the Common Stock are entitled to receive any dividends that may from time to time be declared by the Company's board of directors. See "Risk Factors." Holders of the Common Stock are entitled to one vote per share on all matters on which the holders of the Common Stock are entitled to vote. Because holders of the Common Stock do not have cumulative voting rights, the holders of a majority of the shares of Common Stock represented at a meeting can select all of the directors. The Company's articles provide that a quorum for shareholders' meetings consists of at least two shareholders present in person or proxy holding at least 10 percent of the shares entitled to vote.

      Holders of the Common Stock have no preemptive rights to subscribe for any additional securities that the Company may issue. There are no redemption provisions or sinking fund provisions applicable to the Common Stock, nor is the Common Stock subject to calls or assessments by the Company. All shares of the Common Stock outstanding on the date of this Prospectus are legally issued, fully paid and nonassessable. Upon any liquidation, dissolution or winding up of the Company, holders of the Common Stock are entitled to share equally, share-for-share, in the assets available for distribution after payment to all creditors of the Company, subject to the rights of holders of any outstanding shares of Preferred Stock.

PREFERRED STOCK

      Under our governing instruments, the Company's board of directors is authorized, subject to shareholder approval and any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock from time to time in one or more series, to establish the number of shares to be included in each series and to fix the designation, powers, preferences and relative, participating, optional and other special rights of the shares of each series and any qualifications, limitations or restrictions thereof.

EXCHANGE AGENT, TRANSFER AGENT AND REGISTRARS

      The Exchange Agent, Transfer Agent and Registrar for the Common Stock certificates is Pacific Corporate Trust Company.

                              SELLING STOCKHOLDERS

TRANSACTION AGREEMENTS

      The Note holder acquired the Note and the Selling Stockholders acquired the Warrants on October 4, 2004 in a private placement pursuant to the Transaction Agreements. The Company also has the right to repay any unconverted portion of the Note at maturity either in cash or in Shares valued for that purpose at 90% of their prevailing market price. The Note is repayable upon any event of default in cash at the greater of 115% of its principal amount or 100% of the prevailing market price of their underlying Shares. Events of default include any delisting of the Common Stock, any failure to pay interest or principal, honor conversion requests or satisfy registration requirements, any default for over $250,000 on other obligations, the occurrence of certain insolvency-related events, any sale, merger or other change of control transaction not approved by the Note holder and any other breach of the Transaction Agreements by the Company.

      The Note is convertible into Shares at the option of the holder at an initial conversion price of $6.00, and the Warrants are exercisable for Shares at an initial exercise price of $6.00. In addition, the Note is convertible into Shares at the option of the Company at the same conversion price at any time after October 4, 2006 in the event that a registration statement covering the Shares is effective, the market price of the Common Stock exceeds the conversion price of the Note by 200% for at least 20 consecutive trading days, all of the Shares are authorized, registered and listed on a national securities exchange, no event of default under the Note has occurred and is then continuing and all amounts due on the Note have been paid in full. The conversion price of the Note and exercise price of the Warrants are subject to antidilution adjustments for any recapitalization transaction and for any issuance of common stock or rights to acquire common stock for consideration less than the prevailing conversion price of the Notes. For purposes of these adjustments, dilutive issuances do not include securities issued under instruments outstanding when the Notes were issued or securities issued under board-approved incentive plans or in a public offering, business acquisition or strategic transaction.

      No antidilution adjustments will be made to the extent they would increase the total Shares issuable under the Notes and Warrants above 3,000,487 shares of Common Stock, representing 19.99% of the outstanding Common Stock at the time of the Note financing. The same limitation applies to the repayment of the Note in Shares. The Note and Warrants also contain provisions that prevent the Company from issuing Shares in connection with the repayment or conversion of Note and prevent the Note holder from converting the Note or exercising Warrants to the extent the repayment, conversion or exercise would result in that Selling Stockholder and its affiliates together beneficially owning more than 4.99% of the outstanding shares of Common Stock.

BENEFICIAL OWNERSHIP

      The following table presents information regarding the Selling Stockholders and the Shares that they may offer and sell from time to time under this Prospectus. The Shares covered for resale under this Prospectus include:
(i) 1,016,667 Shares issuable upon conversion or repayment of the Note at the current conversion price, (ii) 483,700 Shares issuable upon exercise of the Warrants at the current exercise price and (iii) up to 1,500,120 additional Shares that may otherwise become issuable upon repayment of the Note or as a result of adjustments to the conversion price of the Note and exercise price of the Warrants under provisions of the Note and Warrants intended to prevent dilution from issuances of dilutive securities. The number of Shares issuable upon conversion or repayment of the Note and upon exercise of the Warrants is also subject to adjustment to prevent dilution from stock splits, stock dividends or similar transactions, as specified in the Note and Warrants, and any additional shares of Common Stock issuable as a result of those transactions are included in this Prospectus pursuant to Rule 416 under the Securities Act. The ownership percentages included in the following table are based on an aggregate of 15,009,940 shares of our Common Stock issued and outstanding on September 30, 2004.

      The number of Shares beneficially owned by the Selling Stockholders is determined under rules promulgated by the Commission under Section 13(d) of the Exchange Act. In particular, as noted above, the Transaction Agreements prevent the Company from issuing Shares upon the repayment or conversion of the Note and prevent the Note holder from converting any portion of the Note, exercising any Warrants or disposing of any portion of the Note or Warrants to the extent the issuance, conversion, exercise or disposition would result in the Selling Stockholder and its affiliates together beneficially owning more than 4.99% of the outstanding shares of Common Stock. Therefore, while Shares that the Note holder is prevented from acquiring as a result of these provisions are included in the number of Shares offered in the table below, they are not shown as beneficially owned by that Selling Stockholder. In addition, a number of additional Shares that are not presently issuable upon conversion or repayment of the Note and exercise of the Warrants, but may become issuable in the future, are included in the number of Shares offered in the table below, but are not shown as beneficially owned by the Note holder. As a result of the foregoing, the number of Shares that the Note holders may sell pursuant to this Prospectus may exceed the number of Shares that it would otherwise beneficially own as determined pursuant to Section 13(d) of the Exchange Act.

                                         NUMBER OF                      NUMBER OF
                                       SHARES OWNED                     SHARES OF
                                       BENEFICIALLY      NUMBER OF     STOCK TO BE
                                         PRIOR TO      SHARES TO BE    OWNED AFTER
              NAME                     THE OFFERING       OFFERED      THE OFFERING
              ----                     ------------    ------------    ------------
BayStar Capital II, LP(1)...........      788,333        2,956,787            --
Michael R. Jacks()..................       96,664           21,850        74,814
Gary J. Shemano()...................       99,690           21,850        77,840
                                          -------        ---------       -------

   TOTAL............................      984,687        3,000,487       152,654
                                          =======        =========       =======

------------------------
      (1) Includes 1,016,667 Shares issuable upon conversion of the Note, 440,000 Shares issuable upon exercise of Warrants and 1,500,120 Shares that may otherwise become issuable upon repayment or conversion of the Note and exercise of Warrants.

      (2) Includes only shares of Common Stock issuable upon exercise of warrants issued for investment banking services.

      Certain of the information set forth in the foregoing table was provided to the Company by the Selling Stockholders. The term "Selling Stockholders" includes the Selling Stockholders listed above and their pledges, assignees, transferees, donees and successors-in-interest. None of the Selling Stockholders has had any position or other material relationship with the Company or its affiliates during the last three years.

      The Transaction Agreements require the Company to register the Shares for the accounts of the Selling Stockholders. This Prospectus is a part of a Registration Statement on Form S-3 filed by the Company with the Commission under the Securities Act covering the resale of the Shares from time to time by the Selling Stockholders in accordance with the Company's undertakings in the Transaction Agreements.

                              PLAN OF DISTRIBUTION

      The Selling Stockholders and any of their pledgees, assignees, transferees, donees and successors-in-interest may, from time to time, sell any or all of their Shares on any stock exchange, market or trading facility on which the Common Stock is traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale of the Shares covered in this Prospectus. The Selling Stockholders may use any one or more of the following methods when selling Shares:

      - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers, which may include long sales and short sales effected after the effective date of the Registration Statement;

      - block trades (which may include crosses) in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      - purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this Prospectus;

      - "at the market" to or through market makers or into an existing market for the Shares;

      - an exchange distribution in accordance with the rules of the applicable exchange;

      - in other ways not involving market makers or established trading markets, including direct sales to purchasers, sales effected through agents or other privately negotiated transactions;

      -     settlement of short sales;

      - broker-dealers may agree with the Selling Stockholders to sell a specified number of Shares at a stipulated price per share;

      - through transactions in options, swaps or other derivative securities (whether exchange-listed or otherwise);

      - distribution by a Selling Stockholder to its partners, members or shareholders;

      -     a combination of any the foregoing methods of sale; and

      -     any other method permitted by applicable law.

      The Selling Stockholders may also sell Shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus. The Selling Stockholders are not obligated to sell any or all of their Shares, and there is no assurance that they will do so.

      Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of Shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

      The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time under this Prospectus or under an amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of Selling Stockholders to include the pledgee, assignee, transferee, donee or other successors as Selling Stockholders under this Prospectus.

      The Selling Stockholders and any broker-dealers or agents that participate in a distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with those sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed the Company that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their Shares.

      The Company is required to pay all fees and expenses incident to the registration of the Shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. For further information about the Company, reference is made to the Registration Statement, which may be obtained from the Company or inspected and copied at the public reference facilities maintained by the Commission at the addresses set forth on page 1 of this Prospectus.

      The following documents filed by the Company with the Commission are incorporated herein by reference:

      - Annual Report of the Company on Form 10-KSB for the year ended December 31, 2003.

      -     Proxy Statement of the Company dated May 27, 2004.

      - Quarterly Reports of the Company on Form 10-QSB for the quarters ended March 31, 2004 and June 30, 2004.

      - Current Reports of the Company on Form 8-K, filed on August 19, 2004 and October 5, 2004.

      - All documents filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all Shares offered hereby have been sold or deregistering any Shares then remaining unsold. All of these documents will be deemed to be incorporated herein by reference and to be a part hereof from their respective filing dates.

      All of these documents will be deemed to be incorporated herein by reference and to be a part of this Prospectus from their respective filing dates. Any statement contained in a previously filed document incorporated in this Prospectus by reference shall be modified or superseded by the statement contained in this Prospectus to the extent the statement in this Prospectus modifies or supersedes any statement incorporated herein by reference, and any document incorporated in this Prospectus that we file after the date of this Prospectus shall automatically modify and supersede any statement contained in this Prospectus.

                                     EXPERTS

      The Consolidated Financial Statements of NGAS Resources, Inc. and its Subsidiaries incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 were audited by Kraft, Berger, Grill, Schwartz, Cohen & March LLP, independent auditors.

                                  LEGAL MATTERS

      The validity of the issuance of the Shares being offered hereby has been passed upon for us by Stahl & Zelmanovitz, 767 Third Avenue, New York, New York 10017.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the expenses payable by NGAS Resources in connection with the sale, issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

SEC registration fee.....................................   $
Printing and copying costs*..............................        250
Legal fees*..............................................      5,000
Accounting fees*.........................................      1,500
Miscellaneous*...........................................      2,000
State Fees*..............................................        500
Transfer Agent Fee*......................................        550
                                                            --------
     Total*..............................................   $ 10,444
                                                            ========

----------------------
* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Pursuant to the British Columbia Business Corporations Act, we are required to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal or administrative, by reason of the fact that he is or was a director, officer, employee or agent of NGAS Resources or is or was serving at its request as a director, officer, employee or agent of another corporation, a partnership, joint venture, trust or other enterprise, against all costs, charges and expenses, including legal fees and any amount paid to settle the action or proceeding or satisfy a judgment, if he acted honestly and in good faith with a view to the best interests of the Company or other enterprise of which he is or was a director, officer, employee or agent, as the case may be, and exercised the care, diligence and skill of a reasonably prudent person, and with respect to any criminal or administrative, action or proceeding, he had reasonable grounds for believing that his conduct was lawful.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

3.1   Notice of Articles, certified on June 3, 2004 by the Registrar of
      Corporations under the British Columbia Business Corporations Act
      (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K
      [File No. 0-12185], filed June 29, 2004).

3.2   Alteration to Notice of Articles, certified on June 25, 2004 by the
      Registrar of Corporations under the British Columbia Business Corporations
      Act (incorporated by reference to Exhibit 3.2 to Current Report on Form
      8-K [File No. 0-12185], filed June 29, 2004).

3.3 Articles dated June 25, 2004, as amended and restated for corporate transition under the British Columbia Business Corporations Act
      (incorporated by reference to Exhibit 3.3 to Current Report on Form 8-K
      [File No. 0-12185], filed June 29, 2004).

5.1   Legality Opinion of Stahl& Zelmanovitz.

10.1  Securities Purchase Agreement dated as of October 4, 2004 between NGAS
      Resources, Inc. and the investor named therein (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K [File No. 0-12185], filed
      October 5, 2004)

10.2  7% Convertible Promissory Note issued pursuant to the Securities Purchase
      Agreement dated as of October 4, 2004 between NGAS Resources, Inc. and the investor named therein (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K [File No. 0-12185], filed October 5, 2004)

10.3  Common Stock Purchase Warrant issued pursuant to the Securities Purchase
      Agreement dated as of

      October 4, 2004 between NGAS Resources, Inc. and the investor named therein (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K [File No. 0-12185], filed October 5, 2004).

10.4  Registration Rights Agreement dated as of October 4, 2004 between NGAS
      Resources, Inc. and the investor named therein (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K [File No. 0-12185], filed
      October 5, 2004).

23.1 Consent of Stahl & Zelmanovitz. (contained in opinion filed as Exhibit 5.1 to this registration statement).

23.2  Consent of Kraft, Berger, Grill, Schwartz, Cohen & March, Chartered
      Accountants.

24.1  Power of Attorney of Charles L. Cotterell, James K. Klyman and Thomas F.
      Miller.

ITEM 17. UNDERTAKINGS.

      Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, NGAS Resources, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lexington, Kentucky, on October 12, 2004.

                              NGAS RESOURCES, INC.

By: /s/ William S. Daugherty          By: Michael P. Windisch
    -----------------------------         -----------------------------------
    William S. Daugherty,                 Michael P. Windisch,
    President and Chief Executive         Chief Financial Officer
    Officer                               (Principal financial and accounting
    (Principal executive officer)         officer)


      Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed as of the date set forth below by the following persons in their capacity as directors of NGAS Resources, Inc..

      NAME                                              DATE
      William S. Daugherty
      Charles L. Cotterell*
      James K. Klyman*
      Thomas F. Miller*

      By: /s/ William S. Daugherty                      October 12, 2004
          ---------------------------------------
          William S. Daugherty,
          Individually and *as attorney-in-fact